Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Airgain, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2017.

GEN3 CAPITAL I, LP
By: GEN3 Capital Partners, LLC

By:	/s/ Haydar Diab
Name:	Haydar Diab
Title:	Vice President

GEN 3 PARTNERS, INC.

By:	/s/ Haydar Diab
Name:	Haydar Diab
Title:	Vice President

GEN3 CAPITAL PARTNERS, LLC

By:	/s/ Haydar Diab
Name:	Haydar Diab
Title:	Vice President

/s/ Jim K. Sims

/s/ Arthur M. Toscanini